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                                                                    EXHIBIT 99.4

EQUISTAR CHEMICALS, LP
BALANCE SHEET
(AMOUNTS IN THOUSANDS)
(UNAUDITED)


                                                      BALANCE AT        BALANCE AT
                                                      3/31/98             12/31/97            CHANGE
                                                     -----------        -----------        -----------
Cash and cash equivalents                            $     6,336        $    41,425        $   (35,089)
Accounts receivable-trade                                541,391            445,175             96,216
Accounts receivable-related parties                       54,215             35,954             18,261
Receivable from owners                                     8,150            149,365           (141,215)
Inventories                                              527,413            512,271             15,142
Prepaid expenses and other current assets                 20,829             24,213             (3,384)

                                                     -----------        -----------        -----------
Total current assets                                   1,158,334          1,208,403            (50,069)

Property, plant and equipment                          3,706,407          3,677,909             28,498
Less accumulated depreciation and amortization        (1,601,648)        (1,559,900)           (41,748)
                                                     -----------        -----------        -----------
                                                       2,104,759          2,118,009            (13,250)

Goodwill, net                                          1,130,950          1,138,914             (7,964)
Deferred charges and other assets                        157,890            151,252              6,638

                                                     -----------        -----------        -----------
Total assets                                         $ 4,551,933        $ 4,616,578        $   (64,645)


Accounts payable-trade                               $   242,713        $   169,953        $    72,760
Accounts payable-related parties                          11,324             17,370             (6,046)
Payable to owners                                                            63,360            (63,360)
Current maturities of long-term debt                      32,245             36,490             (4,245)
Other current liabilities                                 82,920             64,843             18,077

                                                     -----------        -----------        -----------
Total current liabilities                                369,202            352,016             17,186

Long-term debt                                         1,712,515          1,512,496            200,019
Other liabilities and deferred credits                    42,081             33,567              8,514

Owners' capital
       Contributed capital-Lyondell                    1,107,195          1,107,195                 --
       Contributed capital-Millennium                  2,056,674          2,049,518              7,156
       Note receivable from Lyondell                    (345,000)          (345,000)                --
       Distributions                                    (518,491)          (100,000)          (418,491)
       Retained earnings                                 127,757              6,786            120,971

                                                     -----------        -----------        -----------
  Total owners' capital                                2,428,135          2,718,499           (290,364)

                                                     -----------        -----------        -----------
Total liabilities and owners' capital                $ 4,551,933        $ 4,616,578        $   (64,645)


EQUISTAR CHEMICALS, LP
INCOME STATEMENT
(AMOUNTS IN THOUSANDS)

QUARTER ENDED MARCH 31, 1998
(UNAUDITED)



Sales and other operating revenues        $ 1,020,919

Cost of sales                                 798,296

                                          -----------
Gross profit                                  222,623

Selling expenses                               19,704

General and administrative expenses            56,710

                                          -----------
Operating income                              146,209

Interest expense                              (31,505)

Interest income                                 6,267

                                          -----------
Net income                                $   120,971
                                          ===========

EQUISTAR CHEMICALS, LP
STATEMENT OF CASH FLOWS
FOR THE QUARTER ENDED MARCH 31, 1998
(AMOUNTS IN THOUSANDS)
(UNAUDITED)


Cash flows from operating activities:

             Net income                                                      $ 120,971
             Adjustments to reconcile net income to
              net cash provided by operating activities:

                          Depreciation and amortization                         57,704
                          (Increase) decrease in accounts receivable          (114,477)
                          Decrease in receivables from owners                  141,215
                          (Increase) decrease in inventories                   (15,142)
                          Increase (decrease) in accounts payable               66,714
                          Decrease in payables to owners                       (63,360)
                          Increase in other current liabilities                 18,077
                          Net change in other working capital accounts           3,384
                          Other                                                 (6,453)

                                                                             ---------
                          Net cash provided by operating activities            208,633


Cash flows from investing activities:

             Additions to property, plant and equipment                        (20,999)

                                                                             ---------
                          Net cash used in investing activities                (20,999)


Cash flows from financing activities:

             Borrowings of long-term debt                                      200,013
             Repayments of long-term debt                                       (4,245)
             Distributions to owners                                          (418,491)

                                                                             ---------
                          Net cash used in financing activities:              (222,723)


                                                                             ---------
Decrease in cash and cash equivalents                                          (35,089)

Cash and cash equivalents at beginning of period                                41,425

                                                                             ---------
Cash and cash equivalents at end of period                                   $   6,336
                                                                             =========



SUPPLEMENTAL CASH FLOW INFORMATION:

Noncash investing and financing activities:
   Increase in net property, plant & equipment through contribution
      of assets from owner                                                   $   7,156
                                                                             =========


                             EQUISTAR CHEMICALS, LP

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.   BASIS OF PREPARATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included.

In the first quarter of 1998, Equistar Chemicals, LP (the "Partnership" or "Equistar") adopted Statement of Financial Accounting Standards ("SFAS")
No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. SFAS
No. 131 requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders and establishes standards for related disclosures about products and services, geographic areas, and major customers.


2.   COMPANY OPERATIONS

Pursuant to a partnership agreement (the "Partnership Agreement") Lyondell Petrochemical Company ("Lyondell") and Millennium Chemicals, Inc. ("Millennium") formed Equistar Chemicals, LP, a Delaware limited partnership, which commenced operations on December 1, 1997. The Partnership is owned 57 percent by Lyondell and 43 percent by Millennium. Lyondell owns its interest in the Partnership through two wholly-owned subsidiaries, Lyondell Petrochemical G.P. Inc. ("Lyondell GP") and Lyondell Petrochemical L.P. Inc. ("Lyondell LP"). Millennium also owns its interest in the Partnership through two wholly-owned subsidiaries, Millennium Petrochemicals GP LLC ("Millennium GP") and Millennium Petrochemicals LP LLC ("Millennium LP").

The Partnership owns and operates the petrochemicals and polymers businesses contributed by Lyondell and Millennium (the "Contributed Businesses") which consist of 15 manufacturing facilities on the US Gulf Coast and in the US Midwest. The petrochemicals segment produces products including ethylene, propylene, ethyl alcohol, butadiene, aromatics and methyl tertiary butyl ether ("MTBE"). These products are used primarily in the production of other chemicals and products, including polymers. The petrochemicals segment also includes sales of methanol produced by Lyondell Methanol LP ("Lyondell Methanol"), which is owned 75 percent by Lyondell. The Partnership operates the Lyondell Methanol facility. The polymers segment produces products that include polyethylene (high-density, low-density and linear low-density) and polypropylene, which are used in the production of a wide variety of consumer and industrial products.

The Partnership Agreement provides that Equistar is governed by a Partnership Governance Committee consisting of six representatives, three appointed by each partner. Most of the significant decisions of the Partnership Governance Committee require unanimous consent, including approval of the Partnership's Strategic Plan and annual updates thereof.

Pursuant to the Partnership Agreement, net income is allocated among the partners on a pro rata basis based on their percentage ownership of the Partnership. Distributions are made to the partners based on their percentage ownership of the Partnership. Additional contributions required by the Partnership will also be based on the partners' percentage ownership of the Partnership.

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

3.  INVENTORIES

The categories of inventory and their book values at March 31, 1998 and December 31, 1997 were as follows:

                   MILLIONS OF DOLLARS                             1998          1997
                   -------------------                           ---------     -------
                   Petrochemicals                                $     156     $   183
                   Polymers                                            304         264
                   Materials and supplies                               67          66
                                                                 =========     =======
                       Total inventories                         $     527     $   513
                                                                 =========     =======




4.   COMMITMENTS AND CONTINGENCIES

The Partnership has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

The Partnership is also subject to various lawsuits and proceedings. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the financial statements or liquidity of the Partnership.

Equistar has agreed to indemnify and defend Lyondell and Millennium, individually, against certain uninsured claims and liabilities which Equistar may incur relating to the operation of the Contributed Business prior to December 1, 1997 up to $7 million each within the first seven years of the partnership, subject to certain terms of the Asset Contribution Agreements.

The Partnership's policy is to be in compliance with all applicable environmental laws. The Partnership is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Partnership cannot accurately predict future developments, such as increasingly strict requirements of environmental laws, inspection and enforcement policies and compliance costs therefrom which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

In the opinion of management, any liability arising from the matters discussed in this Note is not expected to have a material adverse effect on the financial statements or liquidity of the Partnership. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Partnership's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.


5.       SUBSEQUENT EVENT

On May 15, 1998, the Partnership was expanded with the contribution of certain assets from Occidental Petroleum Corporation ("Occidental"). These assets include the ethylene, propylene and ethylene oxide ("EO") and derivatives businesses and certain pipeline assets held by Oxy Petrochemicals Inc. ("Oxy Petrochemicals"), a 50% interest in a joint venture between PDG Chemical Inc. (" PDG Chemical") and du Pont de Nemours and Company, and a lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines held by Occidental Chemical Corporation ("Occidental Chemical") (collectively, the "Occidental Contributed Business"). Occidental Chemical, Oxy Petrochemicals and PDG Chemical are all wholly owned, indirect subsidiaries of Occidental. The


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

Occidental Contributed Business included olefins plants at Corpus Christi and Chocolate Bayou, Texas; EO/ethylene glycol ("EG") and EG derivatives businesses located at Bayport, Texas, Occidental's 50% ownership of PD Glycol, which operates EO/EG plants at Beaumont, Texas, 950 miles of owned and leased ethylene/propylene pipelines and the lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines.

In exchange for the Occidental Contributed Business, two subsidiaries of Occidental were admitted as limited partners and a third subsidiary was admitted as a general partner in the Partnership for an aggregate partnership interest of 29.5%. In addition, the Partnership assumed approximately $205 million of Occidental indebtedness and the Partnership issued a promissory note to an Occidental subsidiary in the amount of $419.7 million. In connection with the contribution of the Occidental Contributed Business and the reduction of Millennium's and Lyondell's ownership interests in the Partnership, the Partnership also issued a promissory note to Millennium LP in the amount of $75 million. The consideration paid for the Occidental Contributed Business was determined based upon arms-length negotiations between Lyondell, Millennium and Occidental. In connection with the transaction, the Partnership and Occidental also entered into a long-term agreement for the Partnership to supply the ethylene requirements for Occidental Chemical's U.S. manufacturing plants

Upon completion of this transaction, the Partnership will be owned 41% by Lyondell, 29.5% by Millennium and 29.5% by Occidental, through its wholly-owned subsidiaries PDG Chemical Inc. ("Occidental GP"), Occidental Petrochem Partner 1, Inc. ("Occidental LP1") and Occidental Petrochem Partner 2, Inc. ("Occidental LP2").




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